Exhibit 99.1

Exactus Announces Inaugural Product Launch

First Customer Sale Kicks Off Commercial Operations

GLEN ALLEN, VA / ACCESSWIRE / February 25, 2019 / Exactus Inc. (OTCQB: EXDI), a healthcare company pursuing opportunities in hemp-derived, cannabidiol (CBD) products and point of care diagnostics, launched its first product and is pleased to announce the company has received its first purchase order.

The company launched a 750mg full spectrum advanced absorption tincture and received its first purchase order from a customer in the health and nutritional medical space, a market vertical the company is currently focusing on building out and one that Hemp Business Journal, estimates will be the fastest growing market in the hemp-derived CDB space over the next four years.

Philip Young, CEO of Exactus said, “We are in the early stages of transitioning into a leader in the CBD market sector. The rapid transition to commercialization with our first product launch and our initial purchase order is evidence that we have teamed up with the perfect partner, Ceed2Med. This is the first of many products that we currently have in our pipeline and expect to begin selling in the near future. The quality of our product and the science behind the grow, farming, and processing of our hemp sets us apart from and above competitors. We look forward to building relationships with an array of additional healthcare practitioners, wholesalers, and retailers. While attending the 15th Annual PDS Conference this past week in Orlando, Florida we met with representatives from several thousand independent pharmacies who provided strong confirmation that our plan to provision pharmacies with FDA food-grade CBD products manufactured to cGMP standards is being sought out by pharmacy owners and pharmacists alike. Over the next several weeks we expect to schedule meetings with pharmacy groups to initiate sales. We look to set the industry standards on transparency and quality with every product. Our products feature a unique, readable QR code that traces the product from seed/strain/farm/plot to finished good, accompanied by a 3rd party laboratory Certificate of Analysis and Material Safety Data Sheet that should be well received by pharmacists and medical professionals alike when recommending CBD products.”

For information about our products and availability please call 804-205-5036 or email, ir@exactusinc.com.

About Exactus:
Exactus, Inc., is a healthcare company pursuing opportunities in two distinct business segments, Hemp derived, Cannabidiol, which is more commonly referred to as CBD. Industrial hemp is a type of cannabis, defined by the federal government as having THC (tetrahydrocannabinol) content of 0.3 percent or less. That amount has not been shown to make a person feel "high." THC is the psychoactive compound found in cannabis. The company is also developing point of care diagnostics. For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2018 and under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on January 14, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For more information:

Company Contact:

Andrew Johnson
509.999.9696
ir@exactusinc.com